Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re OLD UGC, INC., Debtor.	: : : : : :	Chapter 11 04-10156 (BRL)
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CHAPTER 11 PLAN OF REORGANIZATION

JOINTLY PROPOSED BY OLD UGC, INC.

AND UNITEDGLOBALCOM, INC.

Cooley Godward llp Skadden, Arps, Slate, Meagher & Flom llp

Robert L. Eisenbach III (RE 9239) Van C. Durrer, II (VCD 0689)

One Maritime Plaza, 20th Floor Kurt Ramlo (California State Bar No. 166856)

San Francisco, CA 941111 300 South Grand Avenue, Suite 3400

(415) 693-2000 Los Angeles, CA 90071

(213) 687-5000

Kronish Lieb Weiner & Hellman llp

Attorneys for UnitedGlobalCom, Inc.

Jay R. Indyke (JI 0353)

Richard S. Kanowitz (RK 0677)

1114 Avenue of the Americas

New York, NY 10036

(212) 479-6000

Attorneys for Old UGC, Inc.

Dated: New York, New York

September 21, 2004

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS, INTERPRETATION AND EXHIBITS 2

Section 1.1 Definitions 2

Section 1.2 Rules of Interpretation 13

Section 1.3 Exhibits 14

ARTICLE II ADMINISTRATIVE AND PRIORITY TAX CLAIMS 14

Section 2.1 Unclassified Claims 14

Section 2.2 Administrative Claims. 14

Section 2.3 Priority Tax Claims 15

ARTICLE III CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS 16

Section 3.1 Generally 16

Section 3.2 Classified Claims Against and Equity Interests in Old UGC. 16

Section 3.3 Elimination of Classes 16

ARTICLE IV TREATMENT OF CLAIMS AND EQUITY INTERESTS 17

Section 4.1 Satisfaction of Claims and Equity Interests 17

Section 4.2 Class 1: Miscellaneous Secured Claims 17

Section 4.3 Class 2: Classified Priority Claims 17

Section 4.4 Class 3: IDTU Claims 18

Section 4.5 Class 4: UGC Claims 18

Section 4.6 Class 5: Public Noteholder Claims 19

Section 4.7 Class 6: General Unsecured Claims 19

Section 4.8 Class 7: Litigation Claims 19

Section 4.9 Class 8: Toronto-Dominion Claims 20

Section 4.10 Class 9: Equity Interests 20

ARTICLE V ACCEPTANCE OR REJECTION OF THE PLAN; CRAMDOWN 20

Section 5.1 Unimpaired Classes 20

Section 5.2 Impaired Classes 20

Section 5.3 Acceptance by Impaired Classes of Claims 21

Section 5.4 Cramdown 21

ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN 21

Section 6.1 General 21

Section 6.2 Cancellation of Claims 21

Section 6.3 Disbursing Agent 22

Section 6.4 Distribution Notification Date 22

Section 6.5 Distributions to Holders of Allowed Claims and Allowed Equity

Interests 22

Section 6.6 Disputed Distributions 22

Section 6.7 Distributions of Cash 22

Section 6.8 Delivery of Distributions 23

Section 6.9 Failure to Negotiate Checks 23

Section 6.10 Unclaimed Distributions 23

Section 6.11 Limitation on Distribution Rights 23

Section 6.12 Compliance with Tax Requirements 24

Section 6.13 Documentation Necessary to Release Liens 24

Section 6.14 Distributions by Indenture Trustee 24

Section 6.15 Setoffs 24

Section 6.16 No Interest on Claims 25

Section 6.17 Alternative Treatment 25

Section 6.18 Distributions Relating to Allowed Insured Claims 25

Section 6.19 Exemption from Certain Transfer Taxes 25

ARTICLE VII EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INDEMNIFICATION OBLIGATIONS; BENEFIT PROGRAMS 25

Section 7.1 Treatment of Executory Contracts and Unexpired Leases 25

Section 7.2 Cure of Defaults for Assumed Contracts and Leases 26

Section 7.3 Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases; Cure Payments 27

Section 7.4 Claims for Rejection Damages 28

Section 7.5 Treatment of Rejection Claims 28

Section 7.6 Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After the Petition Date 28

Section 7.7 Reorganized Debtor's Indemnification Obligations 29

Section 7.8 Benefit Programs 29

ARTICLE VIII RESOLUTION OF DISPUTED CLAIMS 29

Section 8.1 Preservation of Rights 29

Section 8.2 Objections to and Resolution of Claims and Administrative Claims 29

Section 8.3 Estimation of Claims 30

Section 8.4 Distributions Withheld For Disputed Administrative Claims and Disputed General Unsecured Claims 30

ARTICLE IX MEANS FOR IMPLEMENTATION OF THE PLAN 31

Section 9.1 Setoff of Obligations between UGC and Old UGC 31

Section 9.2 Continued Corporate Existence 32

Section 9.3 Cancellation of Claims 32

Section 9.4 Amendment of Organizational Documents 32

Section 9.5 Corporate Action 32

Section 9.6 Operations Between the Confirmation Date and the Effective Date 32

Section 9.7 Revesting of Assets 32

Section 9.8 Approval of Agreements 33

Section 9.9 Rights of Action 33

ARTICLE X OPERATION AND MANAGEMENT OF THE REORGANIZED DEBTOR 33

Section 10.1 Post-Effective Date Operation of Business 33

Section 10.2 Post-Confirmation Directors and Officers of the Debtor 33

ARTICLE XI CONDITIONS TO CONFIRMATION AND CONSUMMATION OF

THE PLAN 34

Section 11.1 Condition Precedent to Confirmation 34

Section 11.2 Conditions Precedent to Consummation 34

Section 11.3 Waiver of Conditions to Consummation 34

ARTICLE XII EFFECTS OF CONFIRMATION 35

Section 12.1 Discharge 35

Section 12.2 Injunction 35

Section 12.3 Exculpation 36

Section 12.4 Releases 37

Section 12.5 Binding Effect of Plan 38

Section 12.6 Indemnification 39

Section 12.7 Term of Injunctions or Stays 39

Section 12.8 Preservation of Insurance 39

Section 12.9 Waiver of Subordination Rights 40

Section 12.10 No Successor Liability 40

ARTICLE XIII RETENTION OF JURISDICTION 40

Section 13.1 Continuing Jurisdiction of U.S. Bankruptcy Court 40

Section 13.2 Failure of U.S. Bankruptcy Court to Exercise Jurisdiction 43

ARTICLE XIV MISCELLANEOUS PROVISIONS 43

Section 14.1 Revocation or Withdrawal of the Plan 43

Section 14.2 Final Order 43

Section 14.3 Modification of the Plan 43

Section 14.4 Business Days 43

Section 14.5 Severability 44

Section 14.6 Governing Law 44

Section 14.7 Dissolution of Committees 44

Section 14.8 Payment of Statutory Fees 44

Section 14.9 Notices 44

Section 14.10 Time 47

Section 14.11 No Attorneys' Fees 47

Section 14.12 No Injunctive Relief 47

Section 14.13 Continued Confidentiality Obligations 47

Section 14.14 No Admissions or Waivers 47

Section 14.15 Entire Agreement 47

Section 14.16 Waiver 48

Section 14.17 Bar Date for Professional Claims 48

Section 14.18 Other Administrative Claims 48

Section 14.19 Compromise of Controversies 48

Exhibit A Amended and Restated Old UGC Articles of Incorporation

Exhibit B Amended and Restated Old UGC By-Laws

Exhibit C Schedule of Assumed and Assigned Contracts

INTRODUCTION

Old UGC, Inc., a corporation organized under the laws of the State of Delaware ("Old UGC" or the "Debtor"), together with UnitedGlobalCom, Inc., a corporation organized under the laws of the State of Delaware and a party-in-interest ("UGC"), hereby jointly propose this plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. This Plan sets forth a restructuring of Old UGC's capital structure. The restructuring will consist of several different elements, each of which is an integral part of the restructuring and, as such, are non-severable. In particular, certain obligations owed by UGC to Old UGC will be set off against a portion of the obligations owed to UGC under the Senior Notes (as defined herein) held by UGC, prior to the Effective Date (as defined herein). Thereafter, on the Effective Date, Old UGC will exchange (a) shares of its Class A Common Stock (as defined herein) for all of the outstanding Senior Notes held by IDT United, Inc. ("IDTU"), and (b) shares of its Class B Common Stock (as defined herein) for all of the outstanding Senior Notes held by UGC, after giving effect to the setoff described above. Together, these steps will allow Old UGC to complete the contemplated restructuring of its balance sheet.

Reference is made to the Disclosure Statement accompanying the Plan for a discussion of the Debtor's history, business, results of operations, historical financial information, properties, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters. The Debtor and UGC are proponents of the Plan and are participating in this joint Plan within the meaning of the U.S. Bankruptcy Code.

All Holders of Claims and Equity Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

Subject to certain restrictions and requirements set forth in Section 1127 of the U.S. Bankruptcy Code, U.S. Bankruptcy Rule 3019 and in the Plan, the Debtor and UGC reserve the right to alter, amend, modify, revoke or withdraw the Plan before its substantial consummation.

Capitalized terms herein shall have the meanings set forth in Article I hereof.

Claims against, and Equity Interests in, the Debtor (other than Administrative Claims and Priority Tax Claims) are classified in Article III hereof and treated in Article IV hereof.

ARTICLE I

DEFINITIONS, INTERPRETATION AND EXHIBITS

Section 1.1 Definitions

. Unless the context requires otherwise, the following terms shall have the following meanings whether presented in the Plan or the Disclosure Statement with initial capital letters or otherwise. As used herein:

"Administrative Claim" means a Claim for (a) any cost or expense of administration (including, without limitation, the fees and expenses of Professionals) of the Chapter 11 Case asserted or arising under Sections 503, 507(a)(1), 507(b) or 1114(e)(2) of the U.S. Bankruptcy Code including, but not limited to (i) any actual and necessary postpetition cost or expense of preserving the Estate or operating the businesses of the Debtor, (ii) any payment to be made under the Plan to cure a default on an assumed executory contract or unexpired lease, (iii) any postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtor in the ordinary course of its businesses, (iv) compensation or reimbursement of expenses of Professionals to the extent Allowed by the U.S. Bankruptcy Court under Section 330(a) or Section 331 of the U.S. Bankruptcy Code, (v) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the U.S. Bankruptcy Court under Section 546(c)(2)(A) of the U.S. Bankruptcy Code, and (vi) the Indenture Trustee Claims as set forth in Section 2.2(b) of the Plan; and (b) any fees or charges assessed against the Estate under Section 1930 of title 28 of the United States Code.

"Affiliate" has the meaning given such term by section 101(2) of the U.S. Bankruptcy Code.

"Allowed" means any Claim or Equity Interest or portion thereof (a) as to which the liability of the Debtor and the amount thereof are agreed to by the Debtor or Reorganized Debtor and the Holder of the Claim or Equity Interest (but only to the extent so agreed), (b) as to which the liability of the Debtor and the amount thereof are determined by Final Order of a court of competent jurisdiction, (c) which has been expressly allowed in a liquidated amount under the provisions of the Plan (but only to the extent so allowed), (d) which is a Professional Claim for which a fee award amount has been approved by Final Order of the U.S. Bankruptcy Court, (e) which is set forth in the Debtor's Schedules, other than a Claim or Equity Interest that is Scheduled at zero, in an unknown amount, or as disputed, contingent or unliquidated, (f) proof of which was Filed within the applicable period of limitation fixed by the U.S. Bankruptcy Court in accordance with U.S. Bankruptcy Rule 3003(c) as to which no Objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the U.S. Bankruptcy Code, the U.S. Bankruptcy Rules or a Final Order, or (g) which is, in the case of an Equity Interest or any portion thereof only, held of record as set forth in the books and records maintained by or on behalf of the Debtor as of the Distribution Notification Date.

"Amended and Restated Old UGC By-Laws" means the Amended and Restated By-Laws of Old UGC, a substantially final form of which shall have been Filed on or before the date of the Confirmation Hearing.

"Amended and Restated Old UGC Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Old UGC, a substantially final form of which shall have been Filed on or before the date of the Confirmation Hearing.

"At Home Claims" means all Claims of At Home Corporation, Frank Morrow, as trustee of the General Unsecured Creditors Liquidating Trust of At Home Corporation, any successor trustee to Frank Morrow, and any other successor in interest to At Home Corporation.

"Avoidance Actions" means any and all Causes of Action which a trustee, debtor in possession, the Estate or any other appropriate party in interest may assert under Sections 502, 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 and 724(a) of the U.S. Bankruptcy Code or under similar or related state or federal statutes or common law, including, without limitation fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to pursue such Avoidance Actions.

"Board of Directors Schedule" means that certain schedule, a copy of which shall have been Filed on or before the date of the Confirmation Hearing, setting forth the members of the Board of Directors of the Debtor as of the Effective Date as well as the proposed compensation of such directors.

"Business Day" means any day which is not a Saturday, a Sunday, a "legal holiday" as defined in U.S. Bankruptcy Rule 9006(a), or a day on which banking institutions located in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

"Cash" means money, currency and coins, negotiable checks, balances in bank accounts and other lawful currency of United States and their equivalents.

"Causes of Action" means any and all actions, claims, rights, defenses, third-party claims, damages, executions, demands, cross-claims, counterclaims, suits, causes of action, choses in action, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, accruing to the Debtor or the Estate, including, but not limited to, the Avoidance Actions and the Successor Liability Actions.

"Chapter 11 Case" means the case under Chapter 11 of the U.S. Bankruptcy Code commenced by the Debtor in the U.S. Bankruptcy Court on the Petition Date, Case No. 04-10156 (BRL).

"Claim" means (A) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

"Class" means each class, subclass or category of Claims or Equity Interests as classified in Article III of the Plan.

"Class A Common Stock" means the shares of Class A Common Stock, par value $0.01 per share, of Old UGC, entitled to one (1) vote per share on each matter to be voted upon by the stockholders of Old UGC.

"Class B Common Stock" means the shares of Class B Common Stock, par value $0.01 per share, of Old UGC, entitled to ten (10) votes per share on each matter to be voted upon by the stockholders of Old UGC.

"Class [__] Claim" means a Claim in the particular Class of Claims identified in Article III of the Plan.

"Class [__] Equity Interest" means an Equity Interest in the particular Class of Equity Interests identified in Article III of the Plan.

"Classified Priority Claims" means any and all Claims to the extent entitled to priority under Section 507(a) or (b) of the U.S. Bankruptcy Code, other than Administrative Claims and Priority Tax Claims.

"Collateral" means any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the U.S. Bankruptcy Code or otherwise invalid under the U.S. Bankruptcy Code or applicable law.

"Committee" means any committee appointed in the Chapter 11 Case pursuant to Section 1102(a) of the U.S. Bankruptcy Code by the United States Trustee, as the membership of such committee is from time to time constituted and reconstituted.

"Confirmation" means the entry by the U.S. Bankruptcy Court of the Confirmation Order.

"Confirmation Date" means the date on which the Clerk of the U.S. Bankruptcy Court enters the Confirmation Order on the docket of the U.S. Bankruptcy Court with respect to the Chapter 11 Case within the meaning of U.S. Bankruptcy Rules 5003 and 9021.

"Confirmation Hearing" means the hearing held before the U.S. Bankruptcy Court to consider confirmation of the Plan pursuant, to Sections 1128 and 1129 of the U.S. Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

"Confirmation Order" means the order entered by the U.S. Bankruptcy Court confirming the Plan pursuant to Section 1129 of the U.S. Bankruptcy Code.

"DB" means Deutsche Bank AG, London Branch, a financial institution organized under the law of Germany.

"Debtor" has the meaning set forth in the Introduction to the Plan.

"Disallowed" means, with respect to any Claim or Equity Interest or portion thereof, any Claim against or Equity Interest in the Debtor which (a) has been withdrawn, in whole or in part, by the Holder thereof or (b) has been disallowed, in whole or part, by Final Order of a court of competent jurisdiction.

"Disbursing Agent" means the Debtor or such other Person that is designated as set forth in Section 6.3 of the Plan.

"Disclosure Statement" means the written disclosure statement that relates to this Plan, including all exhibits, appendices, schedules and annexes, if any, attached thereto, as the same may be altered, amended, supplemented or modified from time to time.

"Disputed" means any Claim or Equity Interest, or any portion thereof, that has neither been Disallowed nor become Allowed.

"Distribution" means any transfer of Cash or other property or instruments from the Debtor or the Reorganized Debtor to the Disbursing Agent or from the Disbursing Agent to Holders of Allowed Claims or Allowed Equity Interests.

"Distribution Date" means any date upon which a Distribution is made under the Plan, including, without limitation, the Initial Distribution Date.

"Distribution Notification Date" means the date established by order of the U.S. Bankruptcy Court for purposes of determining the Holders of the Senior Notes for the purpose of mailing documentation relating to Distributions under the Plan.

"Effective Date" means, absent imposition of a stay of the Confirmation Order, the first Business Day identified by the Debtor that is at least eleven (11) calendar days following the date on which all conditions precedent to the consummation of the Plan (set forth in Article XI hereof) shall have either been satisfied or, to the extent permitted herein, duly waived and on which such day the Plan shall have become effective.

"Equity Interests" means any and all equity interests, ownership interests or shares in the Debtor and issued by the Debtor prior to the Petition Date (including, without limitation, all capital stock, stock certificates, common stock, preferred stock, depositary shares, partnership interests, rights, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights and liquidation preferences, puts, calls or commitments of any character whatsoever relating to any such equity, ownership interests or shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of capital stock) or any certificate or receipt evidencing or representing an interest in any such equity interest whether or not certificated, transferable, voting or denominated "stock" or a similar security.

"Estate" means the estate of the Debtor created in the Chapter 11 Case pursuant to Section 541 of the U.S. Bankruptcy Code upon commencement of the Chapter 11 Case.

"Exculpated Parties" has the meaning set forth in Section 12.3(a) of the Plan.

"Existing Old UGC Common Stock" means the existing 100 shares of Class B Common Stock held by UGC.

"Face Amount" means (a) when used in reference to a Disputed Claim or Disputed Equity Interest, the full stated amount claimed by the Holder of such Claim or Equity Interest in any proof of claim or proof of interest timely Filed with the U.S. Bankruptcy Court, (b) when used in reference to a contingent or unliquidated Claim (regardless of whether such Claim is also a Disputed Claim), the amount of the Claim as estimated by the U.S. Bankruptcy Court under Section 502(c) of the U.S. Bankruptcy Code and (c) when used in reference to an Allowed Claim or Allowed Equity Interest, the Allowed amount of such Claim or Equity Interest.

"File, Filed or Filing" means file, filed or filing with the U.S. Bankruptcy Court in the Chapter 11 Case.

"Final Order" means an order, ruling, judgment, or other decree issued and entered by the U.S. Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted.

"General Unsecured Claims" means all prepetition Claims against the Debtor other than Administrative Claims, Priority Tax Claims, Miscellaneous Secured Claims, Classified Priority Claims, Litigation Claims and Senior Notes Claims.

"General Unsecured Creditors" means the Holders of the General Unsecured Claims.

"Governmental Entity" means any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or agency or any non-governmental, self-regulatory authority, commission or agency.

"Holder" means a Person holding (a) a Claim or a beneficial interest in a Claim or (b) an Equity Interest or a beneficial interest in an Equity Interest and, when used in conjunction with a Class or type of Claim or Equity Interest, means a holder of (i) a beneficial interest in a Claim or (ii) an Equity Interest in such Class or of such type.

"IDT" means IDT Venture Capital Corporation, a corporation organized under the laws of the State of Delaware.

"IDTU" has the meaning set forth in the Introduction to the Plan.

"IDTU Claims" means all Claims of IDTU arising under the Indenture, the Senior Notes or the related transaction documents pursuant to which the Senior Notes were issued, as supplemented or amended before the Petition Date.

"Impaired", when used with reference to a Claim or Equity Interest, has the meaning set forth in Section 1124 of the U.S. Bankruptcy Code.

"Indenture" means the indenture pursuant to which the Senior Notes were issued, as such indenture is or has been amended or supplemented from time to time in accordance with the terms thereof.

"Indenture Trustee" means U.S. Bank National Association, in its capacity as indenture trustee, paying agent and registrar under the Indenture.

"Indenture Trustee Claims" means the Claims of the Indenture Trustee for reasonable fees and expenses, including the reasonable fees and expenses of its counsel and indemnification as set forth in the Indenture.

"Initial Distribution Date" means the first Business Day following the Effective Date upon which it is practicable for the Disbursing Agent to make a Distribution under the Plan.

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended and Treasury Regulations promulgated thereunder.

"Judgment" means any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.

"Law" means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

"Liens" means, with respect to any asset or Property (or the rents, revenues, income, profits or proceeds therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages, liens, pledges, attachments, charges, easements, rights-of-way, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, call rights, rights of first refusal, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or Property, or upon the rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any Property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of General Unsecured Creditors, but in either case excluding any of the foregoing created or imposed by or pursuant to the Plan or the Restructuring Agreement.

"Litigation Claims" means the Claims against the Debtor that are the subject of litigation pending in a court of competent jurisdiction, including, without limitation, the At Home Claims and the Claims of Donald F. Hagans and Robert McRann.

"Litigation Notes" means the promissory notes to be issued by the Reorganized Debtor on the Effective Date, each note to be distributed to the Holder of a Litigation Claim if and when the Claim becomes Allowed, to be payable 30 days after demand, and to begin accruing interest on the date if and when the Claim becomes Allowed at a rate to be determined by the U.S. Bankruptcy Court.

"Miscellaneous Secured Claims" means any Claim arising before the Petition Date that is (a) secured in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law on Property in which the Estate has an interest and is not subject to avoidance under the U.S. Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under Section 553 of the U.S. Bankruptcy Code, but, with respect to both case (a) and (b), only to the extent of the Estate's interest in the value of the assets or Property securing any such Claim or the amount subject to setoff, as the case may be; provided, however, that Miscellaneous Secured Claims shall exclude all Senior Notes Claims and the Toronto-Dominion Claims.

"New Common Stock" means 9,900 shares of Old UGC Common Stock.

"Objection" means any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to Disallow, determine, liquidate, classify, reclassify or establish the priority of, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim) or Equity Interest other than a Claim or an Equity Interest that is Allowed.

"Old UGC" has the meaning set forth in the Introduction to the Plan.

"Old UGC Common Stock" means the shares of Class A Common Stock and Class B Common Stock.

"Old UGC Management Schedule" means that certain schedule, a copy of which shall have been Filed on or before the date of the Confirmation Hearing, setting forth the identity of the officers and directors of the Reorganized Debtor as of the Effective Date as well as the proposed compensation of such individuals.

"Old UGC Note" means the promissory note made by UGC in favor of Old UGC dated as of January 30, 2002 in the principal amount of $30,000,000.00.

"Person" includes an individual, a corporation, a limited or general partnership, a joint venture, an association, a joint stock company, a limited liability company, a limited liability partnership, an estate, a trust, a trustee, a United States Trustee, an unincorporated organization, a government, a governmental unit, or any agency, department or political subdivision thereof.

"Petition Date" means January 12, 2004.

"Plan" means this Chapter 11 Plan of Reorganization, dated September 21, 2004, together with all exhibits, appendices, schedules and annexes, if any, hereto, as such Plan may be altered, amended, supplemented or modified from time to time in accordance with the provisions of the U.S. Bankruptcy Code, the U.S. Bankruptcy Rules, the Confirmation Order and the terms and conditions of Section 14.3 of the Plan.

"Priority Tax Claim" means any and all Claims accorded priority in payment pursuant to Section 507(a)(8) of the U.S. Bankruptcy Code.

"Pro Rata Share" means the proportion, after giving effect to the setoff under Section 9.1 of the Plan, that the Face Amount of the UGC Claims or the IDTU Claims, as the case may be, bears to the aggregate Face Amount of the UGC Claims and the IDTU Claims.

"Professional" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the U.S. Bankruptcy Code or to be compensated pursuant to Sections 327, 328, 330, 331, 503(b)(2) or (4) or 1103 of the U.S. Bankruptcy Code.

"Professional Claim" means a Claim of a Professional for compensation and/or reimbursement of expenses pursuant to Sections 327, 328, 330, 331 or 503(b) of the U.S. Bankruptcy Code relating to services incurred on and after the Petition Date and prior to and including the Effective Date.

"Property" means all assets or property of any nature whatsoever, real or personal, tangible or intangible, including contract rights, accounts and Causes of Action.

"Properties Notes" means the promissory notes made by UGC in favor of UGC Properties dated as of January 30, 2002 in aggregate principal amount of $304,598,334.31.

"Public Noteholder" means a Holder of any of the Senior Notes, other than UGC and IDTU.

"Public Noteholder Claims" means all Claims of the Public Noteholders arising under the Indenture, the Senior Notes or the related transaction documents pursuant to which the Senior Notes were issued, as supplemented or amended before the Petition Date.

"Reinstated or Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim Unimpaired in accordance with Section 1124 of the U.S. Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the U.S. Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

"Reorganized Debtor" means Old UGC, Inc. on and after the Effective Date.

"Reserve" has the meaning set forth in Section 8.4(b) of the Plan.

"Restriction" means, with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract (but excluding the Restructuring Agreement and the Restructuring and Settlement Agreement), Law, license, permit or Judgment that, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (x) any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; (y) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; or (z) any interest in such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

"Restructuring" means the restructuring of Old UGC's capital structure in accordance with the terms of the Restructuring Agreement, the Restructuring and Settlement Agreement, the Plan, and any associated documents.

"Restructuring Agreement" means that certain Restructuring Agreement (including any exhibits and amendments, if any, thereto), dated as of November 24, 2003, by and among UGC, Old UGC, IDTU, DB and IDT.

"Restructuring and Settlement Agreement" means that certain Restructuring and Settlement Agreement (including any exhibits and amendments, if any, thereto), dated as of December 3, 2003, by and between Old UGC and TTDB.

"Scheduled" means with respect to any Claim or Equity Interest, the status, priority, and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

"Schedule of Assumed Contracts" means the schedule, as the same may be amended at any time before the Confirmation Hearing, listing certain executory contracts and unexpired leases to be assumed by the Debtor under the Plan (along with associated amounts for cure Claims), which schedule is to be served on the counterparties to such executory contracts and unexpired leases, and Filed by the Debtor on or before the date of the Confirmation Hearing.

"Schedule of Assumed and Assigned Contracts" means the schedule, as the same may be amended at any time before the Confirmation Hearing, listing certain executory contracts and unexpired leases to be assumed and assigned by the Debtor under the Plan (along with associated amounts for cure Claims), which schedule is to be served on the counterparties to such executory contracts and unexpired leases, and Filed by the Debtor on or before the date of the Confirmation Hearing.

"Schedule of Rejected Contracts" means the schedule, as the same may be amended at any time before the Confirmation Hearing, listing certain executory contracts and unexpired leases to be rejected by the Debtor under the Plan (along with the associated amounts for rejection damage Claims), which schedule is to be served on the counterparties to such executory contracts and unexpired leases, and Filed by the Debtor on or before the date of the Confirmation Hearing.

"Schedules" means the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtor, as have been or may be amended, modified or supplemented from time to time in accordance with U.S. Bankruptcy Rule 1009 or order of the U.S. Bankruptcy Court.

"Senior Notes" means all outstanding 10.75% Senior Secured Discount Notes issued by Old UGC.

"Senior Notes Claims" means the UGC Claims, IDTU Claims and Public Noteholder Claims, collectively.

"Subsidiary" means, with respect to any Person, (i) a corporation, a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such stock is subject to a voting agreement or similar Restriction, controlled by or under common control with the respective Person, (ii) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (x) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (y) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (iii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar Restriction) or (y) in the absence of such a governing body, a majority ownership interest.

"Successor Liability Actions" means any and all Causes of Action which the Debtor or the Estate may assert against an Affiliate of the Debtor on the basis that the Affiliate is liable for all or any portion of a Claim against the Debtor as a successor to the Debtor, as the alter ego of the Debtor, under any piercing of the Debtor's corporate veil, or under any other similar legal theory, including, without limitation, any Causes of Action or remedies asserting that an Affiliate of the Debtor is liable for all or any portion of the At Home Claim against the Debtor on any such basis or theory.

"Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign governmental authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax, together with any interest, penalties, fines or additions attributable to, imposed on, or collected by any such federal, state, local or foreign governmental authority.

"Toronto-Dominion Claims" means all Claims of TTDB under the Guaranty Agreement dated as of March 25, 1998 with respect to certain obligations of Telemondial Holdings, Inc. under that certain Loan and Chattel Mortgage Agreement dated as of March 25, 1998, including, without limitation, all Claims with respect to the "Guaranteed Obligations," as defined in the Guaranty Agreement.

"TTDB" means The Toronto-Dominion Bank, Singapore Branch.

"UGC" has the meaning set forth in the Introduction to the Plan.

"UGC Claims" means all Claims of UGC arising under the Indenture, the Senior Notes or the related transaction documents pursuant to which the Senior Notes were issued, as supplemented or amended before the Petition Date.

"UGC/IDTU Senior Notes" means the Senior Notes held by UGC and the Senior Notes held by IDTU.

"UGC Indemnity Claim" means the proof of Claim Filed by UGC, asserting a contingent Claim for indemnity, contribution, or other right of reimbursement from the Debtor with respect to the At Home Claim.

"UGC Properties" means UGC Properties, Inc., a wholly-owned subsidiary of Old UGC.

"Unclaimed Property" means any Cash or other Property distributed to the Holder of an Allowed Claim or Allowed Equity Interest pursuant to the Plan that (a) is returned to the Reorganized Debtor as undeliverable and no appropriate forwarding address is received within the later of (i) six (6) months after the Effective Date and (ii) six (6) months after such Distribution is made to such Holder, (b) was not mailed or delivered because of the absence of a proper address to which to mail or deliver such Property, or (c) in the case of a Distribution made in the form of a check, is not negotiated and no request for reissuance is made as provided for in Section 6.11 of the Plan.

"Unimpaired" means any Claim that is not Impaired within the meaning of Section 1124 of the U.S. Bankruptcy Code.

"United States Trustee" means the United States Trustee appointed under Section 581(a)(3) of title 28 of the United States Code to serve in the Southern District of New York, or its legally designated and authorized representative.

"U.S. Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as applicable to the Chapter 11 Case.

"U.S. Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or, if such court ceases to exercise jurisdiction over these proceedings, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case.

"U.S. Bankruptcy Rules" means (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under Section 2075 of title 28 of the United States Code, (ii) the Local Rules of the U.S. Bankruptcy Court, and (iii) any standing orders governing practice and procedure issued by the U.S. Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Case or proceedings therein, as the case may be.

"U.S. Trustee's Fee Claims" means any fees assessed against the Estate pursuant to Section 1930(a)(6) of title 28 of the United States Code.

"Voting Deadline" means the deadline for casting ballots with respect to acceptance or rejection of the Plan established by order of the U.S. Bankruptcy Court.

Section 1.2 Rules of Interpretation

. All references to "the Plan" herein shall be construed, where applicable, to include references to this document and all its exhibits, appendices, schedules and annexes, if any (and any amendments thereto made in accordance with the U.S. Bankruptcy Code). Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular paragraph, subparagraph, or clause contained in the Plan. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. The captions and headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. To the extent of a conflict between any matter specifically addressed in the Plan and any general provision of the Plan, such specific provision shall prevail. Any term used in the Plan that is not defined in the Plan, either in Article I hereof or elsewhere, but that is used in the U.S. Bankruptcy Code or the U.S. Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the U.S. Bankruptcy Code or the U.S. Bankruptcy Rules (with the U.S. Bankruptcy Code controlling in the case of a conflict or ambiguity). Without limiting the preceding sentence, the rules of construction set forth in Section 102 of the U.S. Bankruptcy Code shall apply to the Plan, unless superseded herein.

Section 1.3 Exhibits

. All exhibits to the Plan are incorporated into and are a part of the Plan as if set forth in full herein, regardless of when Filed.

ARTICLE II

ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.1 Unclassified Claims

. In accordance with Section 1123(a)(1) of the U.S. Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the Classes designated in Article III of the Plan. The treatment accorded to Holders of Administrative Claims and Priority Tax Claims, which is set forth below, shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Claims against the Debtor and the Estate, except as otherwise provided in the Plan or the Confirmation Order.

Section 2.2 Administrative Claims.

      Unless otherwise provided for herein, each Holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date on which such Administrative Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Administrative Claim; (B) treatment such that such Administrative Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or the Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order; provided, however, that Allowed Administrative Claims representing (y) liabilities, accounts payable or other Claims, liabilities or obligations incurred subsequent to the Petition Date in the ordinary course of business of the Debtor consistent with past practices and (z) contractual liabilities arising under loans or advances to the Debtor incurred subsequent to the Petition Date, whether or not incurred in the ordinary course of business of the Debtor, shall be paid or performed by the Debtor or the Reorganized Debtor in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.
      All Indenture Trustee Claims shall be paid by the Debtor in full, in Cash, on the Effective Date upon presentation of customary invoices to the Debtor; provided, however, that if the Debtor disputes any Indenture Trustee Claim and such dispute is not resolved, then such disputed Indenture Trustee Claim may, solely at the option of the Indenture Trustee, be submitted to the U.S. Bankruptcy Court for final resolution; provided further, however, that if the Indenture Trustee does not submit any such unresolved dispute to the U.S. Bankruptcy Court for final resolution within five (5) Business Days of receiving notification from the Debtor of such dispute, then the Indenture Trustee shall not have any further right to seek payment of such disputed amount from the Debtor, but shall only have recourse to its charging liens under the Indenture with respect to such disputed amount. Any such disputed Indenture Trustee Claim shall not prevent confirmation of the Plan, the occurrence of the Effective Date or consummation of the Plan. The Indenture Trustee shall not be required to File an application for payment of the Indenture Trustee Claims. Except as set forth above, nothing contained herein shall affect the Indenture Trustee's charging liens under the Indenture with respect to any Indenture Trustee Claim that is not paid in full, in Cash, by the Debtor on the Effective Date.

      Section 2.3 Priority Tax Claims

      . In full satisfaction, settlement, release, extinguishment and discharge thereof, each Allowed Priority Tax Claim shall be paid in full, in Cash, at the sole option of the Debtor (or the Reorganized Debtor after the Effective Date): (A) on the later of (i) the Initial Distribution Date or (ii) the date on which such Priority Tax Claim becomes Allowed; or (B) upon such terms agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Priority Tax Claim, or (C) to the extent permitted by Section 1129(a)(9)(C) of the Bankruptcy Code, over six years from the assessment date of the tax on which such Claim is based in equal annual installments, including interest on the unpaid portion of such Allowed Priority Tax Claim accruing from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date.

      ARTICLE III

      CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

      Section 3.1 Generally

      . Pursuant to Section 1122 of the U.S. Bankruptcy Code, set forth below is a designation of Classes of Claims and Equity Interests, other than Administrative Claims and Priority Tax Claims. A Claim or an Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and is classified in a different Class to the extent that the balance of such Claim or Equity Interest qualifies within the description of that different Class. A Claim or Equity Interest is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or an Allowed Equity Interest in that Class and such Claim or Equity Interest has not been paid, released, settled or otherwise satisfied prior to the Effective Date.

      Section 3.2 Classified Claims Against and Equity Interests in Old UGC.

      Class 1: Miscellaneous Secured Claims
      Class 2: Classified Priority Claims
      Class 3: IDTU Claims
      Class 4: UGC Claims
      Class 5: Public Noteholder Claims
      Class 6: General Unsecured Claims
      Class 7: Litigation Claims
      Class 8: Toronto-Dominion Claims
      Class 9: Equity Interests

      Section 3.3 Elimination of Classes

      . Any Class that does not contain, as of the date of the commencement of the Confirmation Hearing, any Allowed Claims or Allowed Equity Interests or any Claims or Equity Interests temporarily allowed for voting purposes under U.S. Bankruptcy Rule 3018 shall be deemed to have been deleted from this Plan for purposes of (i) voting to accept or reject this Plan and (ii) determining whether it has accepted or rejected this Plan under Section 1129(a)(8) of the U.S. Bankruptcy Code.

      ARTICLE IV

      TREATMENT OF CLAIMS AND EQUITY INTERESTS

      Section 4.1 Satisfaction of Claims and Equity Interests

      . The treatment of and consideration to be received by Holders of Allowed Claims and Allowed Equity Interests pursuant to this Article IV and the Plan shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Claims or Equity Interests, except as otherwise provided in the Plan or the Confirmation Order.

      Section 4.2 Class 1: Miscellaneous Secured Claims

      Treatment. To the extent not satisfied by the Debtor in the ordinary course of business prior to the Effective Date, at the sole option of the Debtor (or the Reorganized Debtor after the Effective Date), each Miscellaneous Secured Claim shall be treated as follows: (A) the Allowed Miscellaneous Secured Claim will be paid in full in Cash, together with interest and reasonable fees, costs or charges, if any, payable under section 506(b) of the U.S. Bankruptcy Code, on the later of (i) the Initial Distribution Date, (ii) the date on which such Miscellaneous Secured Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Miscellaneous Secured Claim; (B) the Holder of the Allowed Miscellaneous Secured Claim will receive or retain the Collateral securing the Allowed Miscellaneous Secured Claim; or (C) the Allowed Miscellaneous Secured Claim will be Reinstated.
      Voting. Class 1 is Unimpaired and the Holders of Miscellaneous Secured Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

      Section 4.3 Class 2: Classified Priority Claims

      Treatment. Each Holder of an Allowed Classified Priority Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date on which such Claim becomes Allowed and (iii) a date agreed to by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Claim; (B) treatment such that such Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.
      Voting. Class 2 is Unimpaired and the Holders of Classified Priority Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

      Section 4.4 Class 3: IDTU Claims

      Treatment. On the Effective Date, IDTU shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed IDTU Claim: (A) shares of Class A Common Stock equal in number to its Pro Rata Share of New Common Stock; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be. No portion of the Class A Common Stock issued under the Plan is allocable to accrued but unpaid interest on the Senior Notes and the claim of any right to receive such interest shall become released, extinguished and discharged upon the occurrence of the Effective Date.
      Voting. Class 3 is Impaired and the Holders of the IDTU Claims are entitled to vote to accept or reject the Plan.

      Section 4.5 Class 4: UGC Claims

      Treatment. UGC shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed UGC Claim: (A) in the following order, (i) setoff of a portion of the UGC Claim in accordance with Section 9.1 of the Plan, and (ii) on the Effective Date, UGC shall receive shares of Class B Common Stock equal in number to its Pro Rata Share of New Common Stock; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be. The UGC Claims, before giving effect to and without limiting the setoff under Section 9.1 of the Plan, are Allowed for all purposes, including, but not limited to, voting and Distributions, in the aggregate amount of $700,115,776.45 (of which $638,005,517.00 constitutes principal) plus accruals through the effective date of the Section 9.1 setoff. Except with respect to the setoff under Section 9.1 of the Plan, the Allowed UGC Claims are not subject to defense, setoff or counterclaim. No portion of the Class B Common Stock issued under the Plan is allocable to accrued but unpaid interest on the Senior Notes and the claim of any right to receive such interest shall become released, extinguished and discharged upon the occurrence of the Effective Date.
      Voting. Class 4 is Impaired and the Holder of the UGC Claims is entitled to vote to accept or reject the Plan.

      Section 4.6 Class 5: Public Noteholder Claims

      Treatment. Each Holder of an Allowed Public Noteholder Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) Reinstatement of the Senior Notes held by such Holder and Reinstatement of the Indenture; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.
      Voting. Class 5 is Unimpaired and the Holders of Public Noteholder Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

      Section 4.7 Class 6: General Unsecured Claims

      Treatment. Unless otherwise provided for herein, each Holder of an Allowed General Unsecured Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date on which such General Unsecured Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Allowed General Unsecured Claim; (B) treatment such that such Allowed General Unsecured Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or the Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.
      Voting. Class 6 is Unimpaired and the Holders of General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

      Section 4.8 Class 7: Litigation Claims

      Treatment. Each Holder of an Allowed Litigation Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed Claim: (A) a Litigation Note in the amount of the unpaid Allowed Litigation Claim, to be distributed as soon as reasonably practicable after the later of (i) the Initial Distribution Date, (ii) the date, if any, on which the Claim becomes Allowed and (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of the Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of the Claim and the Debtor or the Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.
      Voting. Class 7 is Unimpaired and the Holders of Litigation Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

      Section 4.9 Class 8: Toronto-Dominion Claims

      Treatment. On the Effective Date, the Holder of the Toronto-Dominion Claims shall receive in full satisfaction, settlement, release, extinguishment and discharge of its Allowed Claims: (A) $2,181,345.29 in Cash, plus $2,835.80 in Cash for each calendar day that the Effective Date occurs after December 31, 2003; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claims and the Debtor or Reorganized Debtor, as the case may be.
      Voting. Class 8 is Impaired and the Holder of the Toronto-Dominion Claims is entitled to vote to accept or reject the Plan.

      Section 4.10 Class 9: Equity Interests

      Treatment. On the Effective Date, the legal, equitable, and contractual rights of the Holder of Existing Old UGC Common Stock shall be Reinstated. Such shares of Existing Old UGC Common Stock shall constitute 1.00% of the outstanding shares of Old UGC Common Stock after giving effect to the issuance of shares to IDTU pursuant to Section 4.4 of the Plan and UGC pursuant to Section 4.5 of the Plan.
      Voting. Class 9 is Unimpaired and the Holders of Equity Interests are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

      ARTICLE V

      ACCEPTANCE OR REJECTION OF THE PLAN; CRAMDOWN

      Section 5.1 Unimpaired Classes

      . Classes 1, 2, 5, 6, 7 and 9 are Unimpaired under the Plan. As such, pursuant to Section 1126(f) of the U.S. Bankruptcy Code, the Holders of Claims in such Classes are conclusively presumed to have accepted the Plan in respect of such Claims and, therefore, are not entitled to vote to accept or reject the Plan. Administrative Claims and Priority Tax Claims are Unimpaired under the Plan and not classified under the Plan and hence are not entitled to vote to accept or reject the Plan.

      Section 5.2 Impaired Classes

      . Classes 3, 4, and 8 are Impaired and are entitled to vote to accept or reject the Plan.

      Section 5.3 Acceptance by Impaired Classes of Claims

      . Pursuant to Section 1126(c) of the U.S. Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if (a) the Holders of at least two-thirds (2/3) in dollar amount of the Allowed Claims actually voting in such Class (other than Claims held by any Holder designated pursuant to Section 1126(e) of the U.S. Bankruptcy Code) have timely and properly voted to accept the Plan and (b) more than one-half (1/2) in number of the Holders of such Allowed Claims actually voting in such Class (other than Claims held by any Holder designated pursuant to Section 1126(e) of the U.S. Bankruptcy Code) have timely and properly voted to accept the Plan.

      Section 5.4 Cramdown

      . If all applicable requirements for Confirmation of the Plan are met as set forth in Section 1129(a)(1) through (13) of the U.S. Bankruptcy Code except subsection (8) thereof, the Debtor requests that the U.S. Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the U.S. Bankruptcy Code, notwithstanding the requirements of Section 1129(a)(8) thereof, on the basis that the Plan is fair and equitable, and does not discriminate unfairly, with respect to each Class of Claims or Equity Interests that is Impaired under, and has not accepted, the Plan.

      ARTICLE VI

      PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

      Section 6.1 General

      . The Debtor, through the Disbursing Agent, shall make all Distributions required by the Plan. Furthermore, the Debtor and the Disbursing Agent are authorized to make Distributions required in connection with the consummation of the Restructuring. In particular, on the Initial Distribution Date, the Disbursing Agent shall make a Distribution of Cash, Old UGC Common Stock or the Litigation Notes, as applicable, to the Holders of Allowed Claims in accordance with Article IV of the Plan. Thereafter, Distributions may be made from time to time in the reasonable discretion of the Disbursing Agent. Notwithstanding any other provision in the Plan, no Distributions shall be made to a Holder of a Claim unless and until such Claim is an Allowed Claim.

      Section 6.2 Cancellation of Claims

      . Except as expressly provided for in the Plan (including, without limitation, the Public Senior Notes and the Indenture that are Reinstated under Section 4.6 of the Plan), on the Effective Date, all UGC/IDTU Senior Notes, instruments, certificates and other documents evidencing Claims shall be cancelled and deemed terminated.

      Section 6.3 Disbursing Agent

      . The Disbursing Agent shall fulfill the obligations under the Plan with respect to the Distributions of Property to the Holders of Allowed Claims and Allowed Equity Interests, including, without limitation, holding all Reserves and accounts pursuant to the Plan. The identity of the initial Disbursing Agent shall be disclosed by the Debtor prior to the Confirmation Hearing and shall be approved by the U.S. Bankruptcy Court pursuant to the Confirmation Order. The Reorganized Debtor can act as the Disbursing Agent. The terms of employment of the Disbursing Agent shall be submitted to the U.S. Bankruptcy Court for approval at the Confirmation Hearing. In the event of the resignation of the Disbursing Agent, a replacement shall be appointed by the Reorganized Debtor and UGC, without the need for further U.S. Bankruptcy Court approval.

      Section 6.4 Distribution Notification Date

      . As of the close of business on the Distribution Notification Date, all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of the Senior Notes will be closed and, for purposes of the Plan, there shall be no further changes in the record holders of the Senior Notes. The Disbursing Agent shall have no obligation to recognize the transfer of any Senior Notes occurring after the Distribution Notification Date, and will be entitled for all purposes to recognize and deal only with those Holders of the Senior Notes as of the close of business on the Distribution Notification Date, as reflected on such ledgers, books, registers or records.

      Section 6.5 Distributions to Holders of Allowed Claims and Allowed Equity Interests

      . Except as otherwise expressly provided in the Plan, on the Effective Date, the Reorganized Debtor shall deliver to the Disbursing Agent sufficient Cash, shares of Old UGC Common Stock and Litigation Notes to make the Distributions to be made on the Effective Date to the Holders of Allowed Claims. Payments of Cash to be made pursuant to the Plan will be available from funds held by the Reorganized Debtor as of the Effective Date.

      Section 6.6 Disputed Distributions

      . If any dispute arises as to the identity of any Holder of an Allowed Claim or Allowed Equity Interest who is to receive a Distribution, the Disbursing Agent shall, in lieu of making such Distribution to such Holder, delay such Distribution until the disposition thereof shall be determined by Final Order of the U.S. Bankruptcy Court or by written agreement among the interested parties to such dispute.

      Section 6.7 Distributions of Cash

      . Any Cash payment to be made pursuant to the Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of the Reorganized Debtor.

      Section 6.8 Delivery of Distributions

      . The Disbursing Agent shall make Distributions to each Holder of an Allowed Claim (a) at the address shown on the list of creditors Filed with the petitions commencing the Chapter 11 Case, (b) at the address listed in the Schedules if different than the address shown on the list of creditors Filed with the petitions commencing the Chapter 11 Case, or (c) if a proof of claim is Filed, and the address is different than that listed in the Schedules, at the address set forth in the proof of claim.

      Section 6.9 Failure to Negotiate Checks

      . Checks issued in respect of Distributions under the Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance. Any amounts returned to the Reorganized Debtor in respect of such non-negotiated checks shall be held by the Reorganized Debtor, as appropriate. Requests for reissuance of any such check shall be made directly to the Reorganized Debtor by the Holder of the Allowed Claim with respect to which such check originally was issued. All amounts represented by any voided check will be held until the later to occur of (i) nine (9) months after the Effective Date and (ii) nine (9) months after such voided check was issued, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made prior to such date. Thereafter, all such amounts shall be deemed to be Unclaimed Property, in accordance with Section 6.12 of the Plan, and all Claims in respect of void checks and the underlying Distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Debtor or its Property or the Reorganized Debtor or its Property.

      Section 6.10 Unclaimed Distributions

      . Any Cash that becomes Unclaimed Property shall revest in the Reorganized Debtor and shall no longer be subject to Distribution to Holders of Claims or Equity Interests. Any shares of Old UGC Common Stock that become Unclaimed Property shall be cancelled and shall no longer be subject to Distribution to Holders of Claims or Equity Interests. All full or partial payments made by the Disbursing Agent or the Debtor and received by the Holder of a Claim or Equity Interest prior to the Effective Date will be deemed to be payments under the Plan for purposes of satisfying the obligations of the Debtor pursuant to the Plan. Pursuant to Section 1143 of the U.S. Bankruptcy Code, all Claims in respect of Unclaimed Property shall be deemed Disallowed and the Holder of any Claim or Equity Interest Disallowed in accordance with this Section 6.10 will be forever barred, expunged, estopped and enjoined from asserting such Claim or Equity Interest in any manner against the Debtor or its Property or the Reorganized Debtor or its Property.

      Section 6.11 Limitation on Distribution Rights

      . If a claimant holds more than one Claim in any one Class, all Claims of the claimant in that Class may be aggregated into one Claim and one Distribution may be made with respect to the aggregated Claim.

      Section 6.12 Compliance with Tax Requirements

      . Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distribution shall be subject to any such withholding or reporting requirement.

      Section 6.13 Documentation Necessary to Release Liens

      . Each Holder which is to receive a Distribution under the Plan in full satisfaction of a Miscellaneous Secured Claim shall not receive such Distribution until such Holder (a) executes and delivers any documents necessary to release all Liens arising under any applicable security agreement or non-bankruptcy law (in recordable form if appropriate) in connection with such Miscellaneous Secured Claim and such other documents as the Debtor or the Reorganized Debtor, as applicable, may reasonably request or (b) otherwise turns over and releases any and all property of the Debtor that secures or purportedly secures such Claim. Any such Holder that fails to execute and deliver such release of liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtor, the Reorganized Debtor or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder on account of such Claim. Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

      Section 6.14 Distributions by Indenture Trustee

      . Notwithstanding any other provision of the Plan, any Distributions on account of any Allowed Public Noteholders Claims shall be made by the Disbursing Agent to the Indenture Trustee, which, in turn, shall make any such Distributions to the Holders of such Allowed Claims under the Plan. Except as expressly provided in the Plan, Distributions made by the Indenture Trustee shall be in accordance with and subject to the requirements set forth in the Indenture, and the Indenture Trustee acting in good faith pursuant to the Plan shall be entitled to the same indemnification the Disbursing Agent receives from the Reorganized Debtor and to payment from the Reorganized Debtor of its customary fees and expenses for making Distributions under the Plan to Holders of the Senior Notes.

      Section 6.15 Setoffs

      . Except as set forth in Section 9.1 of the Plan, the Debtor or the Reorganized Debtor, as applicable, may, but shall not be required to, set off against any Claims and the payments or Distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever which the Estate, the Debtor or the Reorganized Debtor may have against the Holders of such Claims; provided, however, that neither the failure to do so nor the allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claims the Debtor or the Reorganized Debtor may have against such Holders, and all such claims shall be reserved to and retained by the Reorganized Debtor.

      Section 6.16 No Interest on Claims

      . Unless otherwise specifically provided for in the Plan, Confirmation Order, or a postpetition agreement in writing between the Debtor and a Holder of a Claim, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final Distribution is made when and if such Disputed Claim becomes an Allowed Claim.

      Section 6.17 Alternative Treatment

      . Notwithstanding any contrary provision herein, any Holder of an Allowed Claim may receive, instead of the Distribution or treatment to which it is entitled hereunder, any less favorable Distribution or treatment to which it and the Debtor may agree in writing.

      Section 6.18 Distributions Relating to Allowed Insured Claims

      . If any Claim otherwise payable hereunder is covered by an insurance policy held by the Debtor, the Debtor may satisfy the Claim, in whole or in part, with the proceeds of the policy.

      Section 6.19 Exemption from Certain Transfer Taxes

      . In accordance with Section 1146(c) of the U.S. Bankruptcy Code, neither the issuance, transfer, or exchange of a security or the delivery of an instrument of transfer under this Plan shall be subject to tax under any law imposing a stamp, documentary, transfer or similar tax. The Confirmation Order shall direct all governmental officials and agents to forego the assessment and collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without payment of such tax or other governmental assessment.

      ARTICLE VII

      EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
      INDEMNIFICATION OBLIGATIONS; BENEFIT PROGRAMS

      Section 7.1 Treatment of Executory Contracts and Unexpired Leases

      . On the Effective Date, all of the executory contracts and unexpired leases that exist between the Debtor and any Person which (a) have not expired or terminated pursuant to their own terms, (b) have not previously been assumed, assumed and assigned, or rejected pursuant to an order of the U.S. Bankruptcy Court on or prior to the Confirmation Date or (c) are not the subject of pending motions to assume, assume and assign, or reject as of the Confirmation Date, will be (i) deemed assumed if listed on the Schedule of Assumed Contracts, (ii) deemed assumed and assigned if listed on the Schedule of Assumed and Assigned Contracts or (iii) deemed rejected if listed on the Schedule of Rejected Contracts; provided, however, that any executory contracts or unexpired leases which are omitted from both the Schedule of Assumed Contracts, Schedule of Assumed and Assigned Contracts, and the Schedule of Rejected Contracts are assumed as of the Effective Date, all in accordance with the provisions and requirements of Section 365 of the U.S. Bankruptcy Code; provided, however, that the Debtor shall have the right, at any time prior to the Confirmation Date, to amend the Schedule of Assumed Contracts, Schedule of Assumed and Assigned Contracts, and the Schedule of Rejected Contracts upon notice to the counterparty to a contract or lease (i) to delete any executory contract or unexpired lease listed therein or (ii) to add any executory contract or unexpired lease thereto; provided, however, that the Debtor shall have the right to make the election to reject specified in Section 7.3(b) of the Plan. The Confirmation Order (except as otherwise provided therein) shall constitute an order of the U.S. Bankruptcy Court pursuant to Section 365 of the U.S. Bankruptcy Code, effective as of the Effective Date, approving such assumptions and rejections, as applicable. Each contract and lease assumed, assumed and assigned, or rejected, as the case may be, pursuant to this Section 7.1 shall be assumed, assumed and assigned, or rejected, as the case may be, only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Assumption, assumption and assignment, or rejection, as the case may be, of a contract or lease pursuant to this Section 7.1 shall not constitute an admission by the Debtor or the Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor has any liability thereunder. All executory contracts and unexpired leases that are assumed or assumed and assigned will be assumed or assumed and assigned under their present terms or upon such terms as are agreed to between the Debtor and the other party to the executory contract or unexpired lease. Each executory contract and unexpired lease that is assumed or assumed and assigned and relates to the use, ability to acquire, or occupancy of real property shall include: (y) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (z) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the U.S. Bankruptcy Court.

      Section 7.2 Cure of Defaults for Assumed Contracts and Leases

      . All undisputed cure and any other monetary default payments required by Section 365(b)(1) of the U.S. Bankruptcy Code under any assumed or assumed and assigned executory contract and unexpired lease which is in default shall be satisfied by the Reorganized Debtor (to the extent such obligations are enforceable under the U.S. Bankruptcy Code and applicable non-bankruptcy law), pursuant to Section 365(b)(1) of the U.S. Bankruptcy Code, at the option of the Reorganized Debtor: (A) by payment of such undisputed cure amount, without interest, in Cash within sixty (60) days following the Effective Date; (B) by payment of such other amount as ordered by the U.S. Bankruptcy Court; or (C) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute, payment of the amount otherwise payable hereunder shall be made without interest, in Cash (i) on or before the later of sixty (60) days following the Effective Date or thirty (30) days following entry of a Final Order liquidating and allowing any disputed amount or (ii) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease.

      Section 7.3 Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases; Cure Payments

      .

      Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases. Any party objecting to the Debtor's proposed assumption or assumption and assignment of an executory contract or unexpired lease or the ability of the Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the U.S. Bankruptcy Code) under the contract or lease to be assumed or assumed and assigned shall File and serve on counsel for the Debtor a written objection to the assumption or assumption and assignment of such contract or lease within thirty (30) days after the service of the notice of Confirmation. Failure to File an objection within the time period set forth above shall constitute consent to the assumption and revestment or assumption and assignment of such contract or lease, including an acknowledgment that the proposed assumption or assumption and assignment provides adequate assurance of future performance. To the extent that any objections to the assumption or assumption and assignment of a contract or lease are timely Filed and served and such objections are not resolved between the Debtor and the objecting parties, the U.S. Bankruptcy Court shall resolve such disputes at a hearing to be held on a date to be determined by the U.S. Bankruptcy Court.
      Resolution of Cure Payments. If the counterparty to a contract or lease assumed or assumed and assigned by the Debtor believes that, as of the Confirmation Date, a cure payment is due and owing under such contract or lease, such counterparty shall File and serve on counsel for the Debtor a notification setting forth the amount of the cure payment which such party believes is due and owing, which notification shall be Filed and served no later than thirty (30) days after the service of the notice of Confirmation. Failure to File such a notification within the time period set forth above shall constitute an acknowledgment that no cure payment is due and owing in connection with the assumption or assumption and assignment of such contract or lease and an acknowledgment that no other defaults exist under said contract or lease. To the extent that any such notifications are timely Filed and served and are not resolved between the Debtor and the applicable counterparty, the U.S. Bankruptcy Court shall resolve such disputes at a hearing to be held on a date to be determined by the U.S. Bankruptcy Court. The resolution of such disputes shall not affect the Debtor's assumption or assumption and assignment of the contracts or leases that are subject of such a dispute, but rather shall affect only the "cure" amount the Debtor must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtor in its discretion determines that the amount asserted to be the necessary "cure" amount would, if ordered by the U.S. Bankruptcy Court, make the assumption or assumption and assignment of the contract or lease imprudent, then the Debtor may elect to (i) reject the contract or lease pursuant to Section 7.1 hereof or (ii) request an expedited hearing on the resolution of the "cure" dispute, exclude assumption, assumption and assignment, or rejection of the contract or lease from the scope of the Confirmation Order, and retain the right to reject the contract or lease pursuant to Section 7.1 hereof pending the outcome of such dispute.

      Section 7.4 Claims for Rejection Damages

      . Objections to the amounts listed on the Schedule of Rejected Contracts for damages allegedly arising from the rejection pursuant to the Plan or the Confirmation Order of any executory contract or any unexpired lease shall be Filed and served on counsel for the Debtor not later than thirty (30) days after the service of the earlier of (A) notice of Confirmation or (B) other notice that the executory contract or unexpired lease has been rejected. Any Holder of a Claim arising from the rejection of any executory contract or any unexpired lease that fails to File such Objection on or before the dates specified in this paragraph shall be forever barred, estopped and enjoined from asserting any Claims (including, without limitation, any Scheduled Claim or any Claim proof of which was Filed) in any manner against the Debtor or its Property or the Reorganized Debtor or its Property for any amounts in excess of the amount scheduled by the Debtor on the Schedule of Rejected Contracts for such contract or lease and the Debtor and the Reorganized Debtor shall be forever discharged from all indebtedness or liability with respect to such Claims for such excess amounts and such Holders shall be bound by the terms of the Plan.

      Section 7.5 Treatment of Rejection Claims

      . The U.S. Bankruptcy Court shall determine any Objections Filed in accordance with Section 7.4 hereof at a hearing to be held on a date to be determined by the U.S. Bankruptcy Court. Subject to any statutory limitation, including, but not limited to the limitations contained in Sections 502(b)(6) and 502(b)(7) of the U.S. Bankruptcy Code, any Claims arising out of the rejection of executory contracts and unexpired leases shall, pursuant to Section 502(g) of the U.S. Bankruptcy Code, be treated as Class 6 Claims in accordance with Section 4.8 of the Plan.

      Section 7.6 Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After the Petition Date

      . On the Effective Date, all contracts, leases, and other agreements entered into by the Debtor on or after the Petition Date, which agreements have not been terminated in accordance with their terms or been rejected on or before the Confirmation Date, shall revest in and remain in full force and effect as against the Reorganized Debtor and the other parties to such contracts, leases and other agreements.

      Section 7.7 Reorganized Debtor's Indemnification Obligations

      . To the extent not inconsistent with the Plan, any obligations of the Debtor or the Reorganized Debtor, pursuant to their respective organizational documents, applicable non-bankruptcy law or a specific agreement, to indemnify a Person with respect to all present and future actions, suits and proceedings against the Debtor, the Reorganized Debtor or such indemnified Person, based upon any act or omission related to service with, or for or on behalf of, the Debtor or the Reorganized Debtor shall survive Confirmation and shall not be impaired by Confirmation, except to the extent any such obligation has been released, discharged or modified pursuant to the Plan. Such indemnification obligations shall be performed and honored by the Debtor or Reorganized Debtor, as applicable.

      Section 7.8 Benefit Programs

      . Notwithstanding anything to the contrary contained in the Plan, nothing in the Plan shall adversely affect the payment of any "retiree benefits" (as such term is defined in Section 1114(a) of the U.S. Bankruptcy Code) to the extent required by Section 1129(a)(13) of the U.S. Bankruptcy Code.

      ARTICLE VIII

      RESOLUTION OF DISPUTED CLAIMS

      Section 8.1 Preservation of Rights

      . Except as to applications for allowance of compensation and reimbursement of expenses under Sections 330 and 503 of the U.S. Bankruptcy Code, the Reorganized Debtor shall have the exclusive right to make and File Objections to Administrative Claims or other Claims, subsequent to the Confirmation Date. Except to the extent that any Claim is Allowed in the Plan, nothing, including the failure of the Debtor or the Reorganized Debtor to object to a Claim for any reason during the pendency of the Chapter 11 Case, shall affect, prejudice, diminish or impair the rights and legal and equitable defenses of the Debtor or the Reorganized Debtor with respect to any Claim, including, but not limited to, all rights of the Debtor or Reorganized Debtor (i) to contest or defend themselves against such Claims in any lawful manner or forum when and if such Claim is sought to be enforced by the Holder thereof or (ii) in respect of legal and equitable defenses to setoffs or recoupments against Claims. The Distributions provided for in Article IV of the Plan shall at all times be subject to this Section 8.1 of the Plan and to Section 502(d) of the U.S. Bankruptcy Code.

      Section 8.2 Objections to and Resolution of Claims and Administrative Claims

      . Unless otherwise ordered by the U.S. Bankruptcy Court, the Reorganized Debtor shall File all Objections to Claims (including Administrative Claims) that are the subject of Filed proofs of claim or Filed requests for payment (other than applications for allowance of compensation and reimbursement of expenses under Sections 330 and 503 of the U.S. Bankruptcy Code) and serve such Objections upon the Holder as to which the Objection is made as soon as is practicable, but, with respect to Claims, in no event later than one hundred and eighty (180) days after the Effective Date, or, in either case, such later date as may be approved by the U.S. Bankruptcy Court upon request made before or after expiration of such applicable Objection period. All Objections shall be litigated to Final Order; provided, however, that the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any Objections without any requirement of approval by the U.S. Bankruptcy Court.

      Section 8.3 Estimation of Claims

      . The Debtor or the Reorganized Debtor, as applicable, may, at any time, request that the U.S. Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the U.S. Bankruptcy Code regardless of whether or not the Debtor or the Reorganized Debtor has previously objected to such Claim or the U.S. Bankruptcy Court has previously ruled on any such Objection. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the U.S. Bankruptcy Court; provided, however, that commencing on the Effective Date the Reorganized Debtor may compromise, settle or resolve any such Claims without further approval of the U.S. Bankruptcy Court.

      Section 8.4 Distributions Withheld For Disputed Administrative Claims and Disputed General Unsecured Claims

      .

      No Distribution Pending Allowance. Notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Administrative Claim or Disputed General Unsecured Claim unless and until some portion thereof has become an Allowed Administrative or Allowed General Unsecured Claim, respectively.
      Establishment and Maintenance of Reserve. On each applicable Distribution Date, the Disbursing Agent shall reserve for the benefit of Holders of Disputed Administrative and Disputed General Unsecured Claims (the "Reserve") the Distributions to which the Holders of Disputed Administrative and Disputed General Unsecured Claims as of such Distribution Date would be entitled under the Plan if such Disputed Administrative and Disputed General Unsecured Claims were Allowed in the Face Amounts of their Disputed Administrative and Disputed General Unsecured Claims, respectively, as if the Holders thereof had received such Distributions on the Initial Distribution Date. Such amounts shall be determined by reference to the aggregate Face Amount of all Disputed Administrative or Disputed General Unsecured Claims as of such date. Notwithstanding the foregoing, the Debtor and the Disbursing Agent shall establish a Reserve only for Claims with a Face Amount greater than zero. The Disbursing Agent shall maintain a register of all Disputed Administrative and General Unsecured Claims and the amounts upon which to base Reserves for such Disputed Administrative and Disputed General Unsecured Claims pursuant to the preceding sentence.
      Distributions upon Allowance of Disputed Claims. The Holder of a Disputed Administrative or Disputed General Unsecured Claim that becomes an Allowed Administrative or Allowed General Unsecured Claim subsequent to the Initial Distribution Date shall receive Distributions of Cash or Litigation Notes previously reserved on account of such Claim in the Reserve as soon as reasonably practicable following the allowance of any such Claim; provided, however, that neither the Debtor, the Reorganized Debtor or the Disbursing Agent shall be required to make a Distribution until the aggregate Distribution to be made is equal to or greater than $1,000.00; provided further, however, that if the aggregate Distribution that would be required to be made to the Holders of all remaining Disputed Administrative and Disputed General Unsecured Claims if all such remaining Disputed Administrative and Disputed General Unsecured Claims were to become Allowed Administrative and Allowed General Unsecured Claims, as applicable, could not exceed $1,000.00, then the Debtor, the Reorganized Debtor or the Disbursing Agent shall make a Distribution to any Holder of a Disputed Administrative or Disputed General Unsecured Claim as soon as reasonably practicable after the allowance of any such Claim. Such Distributions shall be made in accordance with the Plan based upon the Distributions that would have been made to such Holder under the Plan if the Disputed Administrative or Disputed General Unsecured Claim had been an Allowed Administrative or Allowed General Unsecured Claim, respectively, on or prior to the Effective Date.
      Excess Reserves. Upon any Disputed Administrative or Disputed General Unsecured Claim becoming a Disallowed Administrative or Disallowed General Unsecured Claim, respectively, in whole or in part, the Cash, if any, reserved for the payment of or Distribution on the Disallowed portion of such Disputed Administrative or Disputed General Unsecured Claim shall revest in the Reorganized Debtor and no longer be subject to Distribution to Holders.

      ARTICLE IX

      MEANS FOR IMPLEMENTATION OF THE PLAN

      Section 9.1 Setoff of Obligations between UGC and Old UGC

      . Prior to the Effective Date, Old UGC will cause UGC Properties to distribute the Properties Notes to it. Thereafter and at least one (1) Business Day before the Effective Date, UGC will set off an amount of the Senior Notes held by it, first, against the entire amount owed by it under the Properties Notes and, second, against the amounts owed by it under the Old UGC Note.

      Section 9.2 Continued Corporate Existence

      . The Debtor shall, as the Reorganized Debtor, continue to exist after the Effective Date in accordance with the applicable law of the State of Delaware, under its organizational documents in effect before the Effective Date, except as such documents are amended in connection with this Plan.

      Section 9.3 Cancellation of Claims

      . Except as provided by the Plan (including, without limitation, the Public Senior Notes and the Indenture that are Reinstated under Section 4.6 of the Plan), as of consummation of the Plan, all Claims against the Debtor shall be cancelled and all agreements, UGC/IDTU Senior Notes, instruments, depositary shares, depositary receipts, indentures, certificates, guaranties and any other documents evidencing or relating to such Claims shall be cancelled and deemed terminated, as permitted by Section 1123(a)(5)(F) of the U.S. Bankruptcy Code, and the Holders thereof shall have no rights and such UGC/IDTU Senior Notes, instruments, depositary shares, depositary receipts, indentures, certificates, guaranties and other documents shall evidence no rights, except the right to receive the Distributions, if any, to be made to Holders of such Claims under the Plan.

      Section 9.4 Amendment of Organizational Documents

      . A substantially final form of the Amended and Restated Old UGC Certificate of Incorporation and the Amended and Restated Old UGC By-Laws shall each be Filed on or before the date of the Confirmation Hearing.

      Section 9.5 Corporate Action

      . On the Effective Date, the Reorganized Debtor shall execute and deliver, and is authorized, without any further corporate action, to execute and deliver all agreements, documents and instruments (and all exhibits, schedules and annexes thereto) contemplated by the Plan or the exhibits thereto and take such other action as is necessary or appropriate to effectuate the transactions provided for in the Plan.

      Section 9.6 Operations Between the Confirmation Date and the Effective Date

      . The Debtor shall continue to operate as debtor in possession subject to the supervision of the U.S. Bankruptcy Court during the period from the Confirmation Date through and until the Effective Date.

      Section 9.7 Revesting of Assets

      . Except as otherwise expressly provided in the Plan or the Confirmation Order, pursuant to Sections 1123(a)(5), 1123(b)(3) and 1141(b) of the U.S. Bankruptcy Code, all Property comprising the Estate, including, but not limited to, all Causes of Action shall automatically be retained and revest in the Reorganized Debtor or its successors or assigns, free and clear of all Claims, Liens, contractually-imposed restrictions, charges, encumbrances and interests of Holders of Claims and Equity Interests on the Effective Date, with all such Claims, Liens, contractually-imposed restrictions, charges, encumbrances and interests being extinguished except as otherwise provided in the Plan. As of the Effective Date, the Reorganized Debtor may operate its business and use, acquire and dispose of Property and settle and compromise Claims or Equity Interests without supervision of the U.S. Bankruptcy Court and free of any restrictions of the U.S. Bankruptcy Code or the U.S. Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses, or related support services incurred after the Effective Date without any application to the U.S. Bankruptcy Court.

      Section 9.8 Approval of Agreements

      . Confirmation shall constitute approval of all other agreements and transactions contemplated by the Plan and the Confirmation Order shall so provide.

      Section 9.9 Rights of Action

      . Except as otherwise provided in the Plan, all Causes of Action, other than Avoidance Actions and Successor Liability Actions, and all powers and interests of the Debtor shall automatically be retained and preserved and will revest in the Reorganized Debtor or its successors or assigns. Pursuant to Section 1123(b)(3) of the U.S. Bankruptcy Code, the Reorganized Debtor (as a representative of the Estate) or its successors or assigns shall retain and have the exclusive right to enforce and prosecute such Causes of Action against any Person, that arose before the Effective Date, other than those expressly released or compromised as part of or pursuant to the Plan.

      ARTICLE X

      OPERATION AND MANAGEMENT OF THE REORGANIZED DEBTOR

      Section 10.1 Post-Effective Date Operation of Business

      . From and after the Effective Date, the Reorganized Debtor will continue to exist and engage in business, in accordance with the applicable law in the jurisdiction in which it is incorporated and pursuant to its organizational documents as amended pursuant to this Plan.

      Section 10.2 Post-Confirmation Directors and Officers of the Debtor

      . From and after the Effective Date, the corporate governance of the Debtor shall be modified pursuant to the Amended and Restated Old UGC Certificate of Incorporation and the Amended and Restated Old UGC By-Laws. The members of the Board of Directors of the Reorganized Debtor as of the Effective Date shall be those individuals set forth on the Board of Directors Schedule. The officers of the Reorganized Debtor as of the Effective Date shall be those individuals set forth on the Old UGC Management Schedule.

      ARTICLE XI

      CONDITIONS TO CONFIRMATION
      AND CONSUMMATION OF THE PLAN

      Section 11.1 Condition Precedent to Confirmation

      . Confirmation is subject to the condition precedent that the Confirmation Order shall be in form and substance reasonably acceptable to the Debtor and UGC.

      Section 11.2 Conditions Precedent to Consummation

      . The Plan shall be consummated and the Effective Date shall occur if and only if the following conditions shall have occurred or shall have been duly waived (if waivable) pursuant to Section 11.3 below:

      the Confirmation Order shall not have been vacated, reversed, stayed, modified, amended, enjoined or restrained by order of a court of competent jurisdiction and shall have become a Final Order;
      all documents and agreements required to be executed or delivered under the Plan, the Restructuring Agreement or the Restructuring and Settlement Agreement on or prior to the Effective Date shall have been executed and delivered by the parties thereto;
      the U.S. Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) authorizing and directing the Debtor and the Reorganized Debtor to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, indentures and other agreements or documents created, amended, supplemented, modified or adopted in connection with the Plan;
      the Amended and Restated Old UGC Certificate of Incorporation and the Amended and Restated Old UGC By-Laws shall have been filed with the applicable authority of each entity's jurisdiction of incorporation or organization in accordance with such jurisdiction's applicable law;
      all authorizations, consents and regulatory approvals required, if any, in order to consummate the Plan shall have been obtained; and
      no order of a court shall have been entered and shall remain in effect restraining the Debtor from consummating the Plan.

      Section 11.3 Waiver of Conditions to Consummation

      . The conditions to consummation in Section 11.2 may be waived at any time by a writing signed by an authorized representative of the Debtor and UGC, without notice or order of the U.S. Bankruptcy Court or any further action other than proceeding to consummation of the Plan.

      ARTICLE XII

      EFFECTS OF CONFIRMATION

      Section 12.1 Discharge

      . To the fullest extent permitted by applicable law (including, without limitation, Section 105 of the U.S. Bankruptcy Code), and except as otherwise provided in the Plan or in the Confirmation Order: (A) all property distributed under the Plan shall be in consideration for, and in complete satisfaction, settlement, discharge and release of, all Claims of any nature whatsoever against or Equity Interests in the Debtor, the Reorganized Debtor, the Estate or any of their assets or properties and, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests, upon the Effective Date, except as otherwise set forth in the Plan, (i) the Debtor shall be deemed discharged and released under Section 1141(d)(1)(A) of the U.S. Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, debts (as such term is defined in Section 101(12) of the U.S. Bankruptcy Code), Liens, security interests, and encumbrances of and against all Property of the Estate, the Debtor and its Affiliates, that arose before the Confirmation Date, including without limitation, all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the U.S. Bankruptcy Code, whether or not (a) such Claim has been Allowed pursuant to Section 502 of the U.S. Bankruptcy Code, or (b) the Holder of such Claim has voted to accept the Plan and (ii) all interests of the Holders of Equity Interests shall be terminated; and (B) as of the Confirmation Date, all Persons, including, without limitation, all Holders of Claims or Equity Interests, shall be barred and enjoined from asserting against the Debtor or the Reorganized Debtor, their successors or their property any other or further Claims, debts, rights, Causes of Action, liabilities, or Equity Interests relating to the Debtor based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all Equity Interests pursuant to Sections 524 and 1141 of the U.S. Bankruptcy Code, and such discharge and termination shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Equity Interest. In particular, Confirmation shall permanently enjoin all Holders of Claims against or Equity Interests in the Debtor and any other parties in interest from taking any action whatsoever, whether within or outside of the United States, that in any way is inconsistent with or contrary to the classification and/or treatment of Claims or Equity Interests under this Plan, and all Holders are bound by the Plan.

      Section 12.2 Injunction

      . Except as otherwise expressly provided for in the Plan or the Confirmation Order and to the fullest extent authorized or provided by the U.S. Bankruptcy Code, including Sections 524 and 1141 thereof, Confirmation shall, provided that the Effective Date occurs, permanently enjoin all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an equity security Holder that is Impaired or terminated pursuant to the terms of the Plan from taking any of the following actions against the Debtor, the Reorganized Debtor or their property on account of any such discharged Claims, debts or liabilities or such terminated Equity Interests or rights: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any Lien or encumbrance of any kind; (d) asserting any setoff, offset, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtor or the Reorganized Debtor; and/or (e) proceeding in any manner in any place whatsoever, including employing any process, that does not conform to or comply with or is inconsistent with the provisions of the Plan.

      Section 12.3 Exculpation

      .

      (a) None of the Debtor, the Reorganized Debtor, UGC, IDTU, DB, IDT, the Committee, the Indenture Trustee or any of the foregoing's respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns (collectively, the "Exculpated Parties"), or any of their respective property, shall have or incur any liability to any Holder of a Claim, an Equity Interest, or any other party in interest, or any of their respective officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of Confirmation, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except (i) for their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the Code of Professional Conduct or Rule 3-400 of the California Rules of Professional Conduct, as applicable, (iii) solely in the case of Old UGC, UGC, IDTU, DB or IDT, for failure to comply with, or breach of such Person's obligations under, the Plan, the Restructuring Agreement or the Restructuring and Settlement Agreement, and (iv) solely in the case of the Indenture Trustee, for failure to comply with, or breach of such Person's obligations under, the Indenture, and in all respects (x) Old UGC, UGC, IDTU, DB or IDT shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, the Restructuring Agreement and the Restructuring and Settlement Agreement, and (y) the Indenture Trustee shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Indenture.

      Notwithstanding any other provision of the Plan, no Holder of a Claim or Equity Interest, no other party in interest, none of their respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, and their respective property, shall have any right of action, demand, suit or proceeding against UGC, the Debtor, the Reorganized Debtor, IDTU, DB, IDT, and the Indenture Trustee and each of the foregoing's respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of Confirmation, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except (i) for their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the Code of Professional Conduct, (iii) solely in the case of Old UGC, UGC, IDTU, DB or IDT, for failure to comply with, or breach of such Person's obligations under, the Plan, the Restructuring Agreement or the Restructuring and Settlement Agreement, and (iv) solely in the case of the Indenture Trustee, for failure to comply with, or breach of such Person's obligations under, the Indenture, and in all respects (x) Old UGC, UGC, IDTU, DB or IDT shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, the Restructuring Agreement and the Restructuring and Settlement Agreement, and (y) the Indenture Trustee shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Indenture.

Section 12.4 Releases

.

    Effective on the Confirmation Date, but subject to the occurrence of the Effective Date, UGC, the Debtor, the Reorganized Debtor, IDTU, DB, IDT, the Indenture Trustee, and each of the foregoing's respective current officers, directors, members, managers, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, shall be released from any and all claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings and liabilities which the Debtor or any Holder of a Claim against or Equity Interest in the Debtor may be entitled to assert, under the Laws of the United States, whether for fraud, tort, contract, violations of applicable securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, based in whole or in part upon any act, omission, transaction, state of facts, circumstances or other occurrence or failure of an event to occur, taking place before the Confirmation Date and in any way relating to the Debtor, the Reorganized Debtor, the Restructuring, the Chapter 11 Case or the Plan; provided, however, that nothing herein shall release any Person from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon any act or omission arising out of such Person's gross negligence or willful misconduct; provided further that nothing herein shall release (i) IDTU, DB, IDT, and TTDB from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person's failure to comply with, or breach of such Person's obligations under, the Plan, the Restructuring Agreement, or the Restructuring and Settlement Agreement, or (ii) the Indenture Trustee from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person's failure to comply with, or breach of such Person's obligations under, the Indenture.
    Nothing in the Plan shall effect a release in favor of any released party from any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; nor shall anything in the Plan enjoin the United States government or any state, city or municipality, as applicable, from bringing any claim, suit, action or other proceeding against any released party for any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; provided, however, that this paragraph shall in no way affect or limit the discharge granted to the Debtor under Chapter 11 of the U.S. Bankruptcy Code and pursuant to Section 12.1 of the Plan.
      Solely in the case of attorneys, nothing in the Plan shall effect a release from any liability arising under any applicable professional disciplinary rule, including Disciplinary Rule 6-102 of the Code of Professional Conduct or Rule 3-400 of the California Rules of Professional Conduct, as applicable.

      Section 12.5 Binding Effect of Plan

      . The provisions of the Plan shall be binding upon and inure to the benefit of the Debtor, the Estate, the Reorganized Debtor, any Holder of any Claim or Equity Interest treated herein or any Person named or referred to in the Plan, the Indenture Trustee and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, to the fullest extent permitted under the U.S. Bankruptcy Code and other applicable law, each other Person affected by the Plan.

      Section 12.6 Indemnification

      . To the extent not inconsistent with the Plan or the Confirmation Order and to the fullest extent permitted by applicable law, including, but not limited to, the extent provided in the Debtor's or the Reorganized Debtor's organizational documents, contracts (including, but limited to, any indemnification agreements), statutory law or common law, the Reorganized Debtor shall indemnify, hold harmless and reimburse the Exculpated Parties from and against any and all losses, claims, Causes of Action, damages, fees, expenses, liabilities and actions: (A) for any act taken or omission made in good faith in connection with or in any way related to negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, the Restructuring Agreement, the Restructuring and Settlement Agreement, or any contract, instrument, release or other agreement or document created in connection with the Plan or the administration of the Chapter 11 Case; or (B) for any act or omission in connection with or arising out of the administration of the Plan or the property to be distributed under the Plan or the operations or activities of the Debtor or the Reorganized Debtor, and any Claims of any such Exculpated Party against the Reorganized Debtor, on account of such indemnification obligations shall be unaltered and Unimpaired within the meaning of Section 1124(1) of the U.S. Bankruptcy Code, except that the Reorganized Debtor shall have no obligation to indemnify any Exculpated Party for any acts or omissions that constitute gross negligence or willful misconduct; provided, however, that upon request of an Exculpated Party covered by this Section 12.6, the Reorganized Debtor shall advance amounts to cover any and all losses, claims, Causes of Action, damages, fees, expenses, liabilities and actions; provided further, that if a court of a competent jurisdiction determines that such Exculpated Party is not entitled to the amounts that were advanced, such Exculpated Party shall return the funds to the Reorganized Debtor. Such indemnification obligations shall survive unaffected by Confirmation, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

      Section 12.7 Term of Injunctions or Stays

      . Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105(a) or 362 of the U.S. Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

      Section 12.8 Preservation of Insurance

      . Except as necessary to be consistent with the Plan, the Plan and the discharge provided herein shall not diminish or impair (A) the enforceability of insurance policies that may cover Claims against the Debtor or any other Person or (B) the continuation of workers' compensation programs in effect, including self-insurance programs.

      Section 12.9 Waiver of Subordination Rights

      . Any Distributions under the Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other Holder, and shall not be subject to levy, garnishment, attachment or other legal process by any Holder by reason of any claimed contractual, legal or equitable subordination rights, and the Confirmation Order shall constitute an injunction enjoining any Person from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to Property distributed under the Plan, in each case other than as provided in the Plan.

      Section 12.10 No Successor Liability

      . Except as otherwise expressly provided in the Plan, the Debtor and the Reorganized Debtor do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify Holders or otherwise have any responsibilities for any liabilities or obligations of the Debtor relating to or arising out of the operations or assets of the Debtor, whether arising prior to, on, or after the Confirmation Date. The Reorganized Debtor is not, and shall not be, a successor to the Debtor by reason of any theory of law or equity, and shall not have any successor or transferee liability of any kind or character, except that the Reorganized Debtor shall assume the obligations specified therefor in the Plan and the Confirmation Order.

      ARTICLE XIII

      RETENTION OF JURISDICTION

      Section 13.1 Continuing Jurisdiction of U.S. Bankruptcy Court

      . Notwithstanding Confirmation and the occurrence of the Effective Date, the U.S. Bankruptcy Court shall retain after the Effective Date jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Case to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

      classify or establish the priority or secured or unsecured status of any Claim or Equity Interest (whether Filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated) or resolve any dispute as to the treatment necessary to Reinstate such a Claim pursuant to the Plan;
      allow, disallow, determine, liquidate or estimate any Claim or Equity Interest, including the compromise, settlement and resolution of any request for payment of any such Claim and the resolution of any Objections to the allowance of any such Claims or Equity Interests, and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claims or Equity Interests;
      grant or deny any applications for allowance of compensation or reimbursement of expenses pursuant to Sections 330, 331 or 503(b) of the U.S. Bankruptcy Code or otherwise provided for in the Plan, for periods ending on or before the Effective Date;
      determine and resolve any and all controversies arising in connection with the Chapter 11 Case and relating to the rights and obligations of the Indenture Trustee, the Disbursing Agent and any voting agent and/or claims agent retained by the Debtor in connection with the Chapter 11 Case, including, without limitation, any dispute arising in connection with the payment of the reasonable fees and expenses of the Indenture Trustee, the Disbursing Agent and such voting agent and/or claims agent in connection with their duties in the Chapter 11 Case;
      enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;
      determine such other matters and for such other purposes as may be provided in the Confirmation Order;
      hear and determine any other matters related hereto and not inconsistent with Chapter 11 of the U.S. Bankruptcy Code;
      continue to enforce the automatic stay and any stay imposed under Section 105(a) of the U.S. Bankruptcy Code through the Effective Date;
      hear and determine (i) disputes arising in connection with the interpretation, implementation or enforcement of the Plan or (ii) issues presented or arising under the Plan, including disputes among Holders and arising under agreements, documents or instruments executed in connection with the Plan;
      enter a final decree closing the Chapter 11 Case or converting it to a Chapter 7 case;
      determine and resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;
      ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided herein (including by the approval of additional, supplemental or modified Distribution procedures or otherwise) and resolve any issues relating to Distributions to Holders of Allowed Claims or Allowed Equity Interests pursuant to the provisions of the Plan;
      construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with Section 1142 of the U.S. Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and consummation of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, including, without limitation, the Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of the Plan and protection of the Reorganized Debtor in accordance with Sections 524 and 1141 of the U.S. Bankruptcy Code following consummation;
      determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;
      determine and resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, implementation or enforcement of the Plan (and all Exhibits to the Plan) or the Confirmation Order, including the indemnification and injunction provisions set forth in and contemplated by the Plan or the Confirmation Order, or any Person's rights arising under or obligations incurred in connection therewith;
      hear any application of the Debtor, the Reorganized Debtor or UGC to modify the Plan before or after the Effective Date pursuant to Section 1127 of the U.S. Bankruptcy Code and Section 14.3 hereof or modify the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any U.S. Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the U.S. Bankruptcy Code and the Plan;
      issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order;
      recover all assets of the Debtor and its Estate, wherever located;
      hear and determine any motions, applications, adversary proceedings, contested matters and other litigated matters pending on, filed or commenced after the Effective Date that may be commenced by the Debtor thereafter, including proceedings with respect to the rights of the Debtor to recover Property under Sections 542, 543 or 553 of the U.S. Bankruptcy Code or to otherwise collect to recover on account of any claim or Cause of Action that the Debtor may have; and
      hear any other matter not inconsistent with the U.S. Bankruptcy Code.

Section 13.2 Failure of U.S. Bankruptcy Court to Exercise Jurisdiction

. If the U.S. Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter related to the Debtor, including with respect to the matters set forth above in Section 13.1 hereof, this Article XIII shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.1 Revocation or Withdrawal of the Plan

. The Debtor reserves the right, at any time prior to substantial consummation of the Plan, to revoke or withdraw the Plan, but only to the extent that the Debtor could terminate the Restructuring Agreement under Article XI thereof and the Restructuring and Settlement Agreement under Article VIII thereof. If the Plan is revoked or withdrawn, if the Confirmation Date does not occur, or if Confirmation occurs but the Effective Date does not occur, then the Plan shall be null and void and have no force and effect. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

Section 14.2 Final Order

. Except as otherwise expressly provided in the Plan, any requirement in the Plan for a Final Order may be waived by the Debtor or, after the Effective Date, the Reorganized Debtor, and UGC upon written notice to the U.S. Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

Section 14.3 Modification of the Plan

. The Debtor and UGC may alter, amend or modify the Plan in accordance with Section 1127 of the U.S. Bankruptcy Code or as otherwise permitted; provided, however, that neither the Debtor nor UGC may modify the Plan without the consent of the other, to the extent required in Section 2.2 of the Restructuring Agreement, the consent of IDTU, DB and IDT, or to the extent required in Section 2.3 of the Restructuring and Settlement Agreement, the consent of TTDB.

Section 14.4 Business Days

. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Section 14.5 Severability

. Should the U.S. Bankruptcy Court determine, prior to the Confirmation Date, that any provision of the Plan is either illegal on its face or illegal as applied to any Claim or Equity Interest, such provision shall be unenforceable as to all Holders of Claims or Equity Interests or to the specific Holder of such Claim or Equity Interest, as the case may be, as to which such provision is illegal. Unless otherwise determined by the U.S. Bankruptcy Court, such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan. The Debtor reserves the right not to proceed with Confirmation or consummation of the Plan if any such ruling occurs. Subject to the foregoing provision of this Section 14.5, the provisions of the Plan are non-severable.

Section 14.6 Governing Law

. Except as otherwise set forth herein or to the extent that the U.S. Bankruptcy Code, U.S. Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the construction, implementation and enforcement of the Plan and all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts-of-law principles which would apply the law of a jurisdiction other than the State of New York or the United States of America.

Section 14.7 Dissolution of Committees

. On the Effective Date, any Committee shall be automatically dissolved and all members, Professionals and agents of such Committee shall be deemed released of their duties, responsibilities and obligations, and shall be without further duties, responsibilities and authority in connection with the Debtor, the Chapter 11 Case, the Plan or its implementation.

Section 14.8 Payment of Statutory Fees

. All U.S. Trustee's Fee Claims, as determined, if necessary, by the U.S. Bankruptcy Court, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date, but before the closing of the Chapter 11 Case, shall be paid by the Reorganized Debtor.

Section 14.9 Notices

. Any notice required or permitted to be provided under this Plan shall be in writing and served by either (A) certified mail, return receipt requested, postage prepaid, (B) hand delivery or (C) reputable overnight delivery service, freight prepaid, to be addressed as follows:

If to UGC, to:

UnitedGlobalCom, Inc.

4643 South Ulster Street

13th Floor

Denver, Colorado 80237

Telephone: (303) 770-4001

Facsimile: (303) 770-4207

Attention: Michael T. Fries

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Telephone: (213) 687-5000

Facsimile: (213) 687-5600

Attention: Van C. Durrer, II, Esq.

If to Old UGC, to:

Old UGC, Inc.

4643 South Ulster Street, Suite 1300

Denver, Colorado 80237

Telephone: (303) 770-4001

Facsimile: (303) 220-3117

Attention: Ellen Spangler, Esq.

with a copy to:

Cooley Godward LLP

One Maritime Plaza, 20th Floor

San Francisco, CA 941111

Telephone: (415) 693-2000

Facsimile: (415) 951-3699

Attention: Robert L. Eisenbach III, Esq.

If to IDTU, to:

DB and IDT at the addresses below

with a copy to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

Telephone: (212) 408-2500

Facsimile: (212) 408-2501

Attention: Robert W. Murray Jr., Esq.

If to DB, to:

Deutsche Bank AG, London Branch

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005-2858

Telephone: (212) 250-4930

Facsimile: (212) 797-9376

Attention: Greg Morris

If to IDT, to:

IDT Venture Capital Corporation

520 Broad Street

Newark, New Jersey 07102

Telephone: (973) 438-4012

Facsimile: (973) 438-1503

Attention: Ira Greenstein

with a copy to:

IDT Venture Capital Corporation

520 Broad Street

Newark, New Jersey 07102

Telephone: (973) 438-3616

Facsimile: (973) 438-1616

Attention: Ely Tendler, Esq.

If to the United States Trustee, to:

Office of the United States Trustee

33 Whitehall Street, Suite 2100

New York, New York 10004

Attention: Paul Schwartzberg, Esq.

Section 14.10 Time

. Unless otherwise specified herein, in computing any period of time prescribed or allowed by the Plan, the provisions of U.S. Bankruptcy Rule 9006(a) shall apply.

Section 14.11 No Attorneys' Fees

. No attorneys' fees will be paid by the Debtor with respect to any Claim or Equity Interest except as expressly specified herein or Allowed by a Final Order of the U.S. Bankruptcy Court.

Section 14.12 No Injunctive Relief

. No Claim or Equity Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable or other prospective relief.

Section 14.13 Continued Confidentiality Obligations

. Pursuant to the terms thereof, members of and advisors to any Committee, any other Holder of a Claim or Equity Interest and their respective predecessors, successors and assigns shall continue to be obligated and bound by the terms of any confidentiality agreement executed by them in connection with the Chapter 11 Case or the Debtor, to the extent that such agreement, by its terms, may continue in effect after the Confirmation Date. Notwithstanding the foregoing, all such parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by the Plan, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by the Plan (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

Section 14.14 No Admissions or Waivers

. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission or waiver by the Debtor with respect to any matter set forth herein, including liability on any Claim or Equity Interest or the propriety of any classification of any Claim or Equity Interest.

Section 14.15 Entire Agreement

. Upon consummation of the Plan, the Plan and the documents executed and delivered on the Effective Date and in consummation of the Plan shall be deemed to set forth the entire agreement and undertakings relating to the subject matter thereof and shall supersede all prior discussions and documents related thereto, including the Restructuring Agreement and the Restructuring and Settlement Agreement. The Debtor shall not be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter thereof, other than as expressly provided for therein or as may hereafter be agreed to by the parties in writing.

Section 14.16 Waiver

. The Debtor or the Reorganized Debtor, as applicable, reserves the right to waive any provision of this Plan to the extent such provision is for the sole benefit of the Debtor and/or its officers or directors.

Section 14.17 Bar Date for Professional Claims

. Final applications for compensation for services rendered and reimbursement of expenses incurred by Professionals (a) from the later of the Petition Date or the date on which retention was approved through the Effective Date or (b) pursuant to Section 503(b)(4) of the U.S. Bankruptcy Code, shall be Filed no later than sixty (60) days after the Effective Date or such later date as the Bankruptcy Court approves, and shall be served on (i) counsel to the Debtor at the address set forth in Section 14.9 of the Plan, (ii) counsel to UGC at the address set forth in Section 14.9 of the Plan, and (iii) the Office of the United States Trustee at the address set forth in Section 14.9 of the Plan. Any Objections to an application for the payment of Professional Claims must be Filed and served on the Reorganized Debtor and its counsel and the requesting Professional no later than twenty-five (25) days (or such longer period as may be granted by order of the Bankruptcy Court) after the date on which such application was served. Applications that are not timely Filed will not be considered by the U.S. Bankruptcy Court. The Reorganized Debtor may pay any Professional fees and expenses incurred after the Effective Date without any application to the U.S. Bankruptcy Court.

Section 14.18 Other Administrative Claims

. All requests for payment of an Administrative Claim (other than Professional Claims governed by Section 14.17 hereof and the Indenture Trustee Claims governed by Section 2.2(b) hereof) must be Filed and served on counsel to the Debtor no later than 45 days after the Effective Date. Any request for payment of an Administrative Claim under this Section 14.18 that is not timely Filed and served shall be disallowed without the need for any Objection from the Debtor or Reorganized Debtor. Notwithstanding the foregoing, no requests for payment of an Administrative Claim need be Filed with respect to an Administrative Claim which (i) is paid or payable by the Debtor in the ordinary course of business or (ii) was previously Allowed by Final Order of the U.S. Bankruptcy Court.

Section 14.19 Compromise of Controversies

. Pursuant to Section 1123(b)(3)(A) of the U.S. Bankruptcy Code and U.S. Bankruptcy Rule 9019, and in consideration for the classification, Distributions and other benefits provided under the Plan, the provisions of this Plan shall constitute a good-faith compromise and settlement of all Claims or controversies resolved pursuant to or released by the Plan, including, without limitation, any Avoidance Actions, any Successor Liability Actions and the UGC Indemnity Claim. On the Effective Date, and in consideration for the benefits provided under the Plan, all Avoidance Actions and all Successor Liability Actions are resolved and released under this Plan. In consideration for the classification, Distributions, and other benefits provided in the Plan's treatment of UGC's impaired Class 4 Claims, UGC consents to the resolution and release of its UGC Indemnity Claim under this Plan as of the Effective Date. Confirmation shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan.

CONFIRMATION REQUEST

Old UGC, Inc. and UnitedGlobalCom, Inc. hereby request confirmation of the Plan pursuant to Section 1129(a) of the U.S. Bankruptcy Code.

Dated: September 21, 2004

Old UGC, Inc.

By: _______________________

Frederick G. Westerman III

President and Chief Financial Officer

UnitedGlobalCom, Inc.

By: _______________________

Michael T. Fries

President and Chief Executive

Officer

Submitted by:

Kronish Lieb Weiner & Hellman llp

Attorneys for Old UGC, Inc.

Debtor and Debtor in Possession

By: /s/ Richard S. Kanowitz_________

Jay R. Indyke (JI 0353)

Richard S. Kanowitz (RK 0677)

1114 Avenue of the Americas

New York, NY 10036

(212) 479-6000

- and --

Cooley Godward llp

Robert L. Eisenbach III (RE 9239)

One Maritime Plaza, 20th Floor

San Francisco, CA 94111

(415) 693-2000

- and -

Skadden, Arps, Slate, Meagher & Flom llp

Attorneys for UnitedGlobalCom, Inc.

By: _/s/ Van C. Durrer, II________

Van C. Durrer, II (VCD 0689)

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

(213) 687-5000

Exhibit A

Amended and Restated Old UGC Articles of Incorporation

[To Be Filed By the Date of the Confirmation Hearing]

Exhibit B

Schedule of Assumed and Assigned Contracts

[To Be Filed By the Date of the Confirmation Hearing]